Exhibit 3.3

Incorporation number: BC1409749

AMENDED AND RESTATED ARTICLES

of

ROZE AI INC.

Effective [ Date ] 2026

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1

1.1	Definitions	1
1.2	Business Corporations Act and Interpretation Act Definitions Applicable	1

ARTICLE 2 SHARES AND SHARE CERTIFICATES		1

2.1	Authorized Share Structure	1
2.2	Form of Share Certificate	2
2.3	Shareholder Entitled to Certificate or Acknowledgement	2
2.4	Delivery by Mail	2
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	2
2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement	2
2.7	Splitting Share Certificates	2
2.8	Certificate Fee	3
2.9	Recognition of Trusts	3

ARTICLE 3 ISSUE OF SHARES		3

3.1	Directors Authorized	3
3.2	Commissions and Discounts	3
3.3	Brokerage	3
3.4	Conditions of Issue	3
3.5	Share Purchase Warrants and Rights	4

ARTICLE 4 SHARE REGISTERS		4

4.1	Central Securities Register	4
4.2	Closing Register	4

ARTICLE 5 SHARE TRANSFERS		4

5.1	Registering Transfers	4
5.2	Transferor Remains Shareholder	4
5.3	Signing of Instrument of Transfer	5
5.4	Enquiry as to Title Not Required	5
5.5	Transfer Fee	5

ARTICLE 6 TRANSMISSION OF SHARES		5

6.1	Legal Personal Representative Recognized on Death	5
6.2	Rights of Legal Personal Representative	5

ARTICLE 7 PURCHASE OF SHARES		6

7.1	Company Authorized to Purchase Shares	6
7.2	Purchase When Insolvent	6
7.3	Sale and Voting of Purchased Shares	6

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ARTICLE 8 BORROWING POWERS		6

8.1	Borrowing Powers	6
8.2	Additional Powers	6

ARTICLE 9 ALTERATIONS		7

9.1	Alteration of Authorized Share Structure	7
9.2	Special Rights and Restrictions	7
9.3	Change of Name	8
9.4	Other Alterations	8

ARTICLE 10 MEETINGS OF SHAREHOLDERS		8

10.1	Annual General Meetings	8
10.2	Resolution Instead of Annual General Meeting	8
10.3	Calling and Location of Meetings of Shareholders	8
10.4	Notice for Meetings of Shareholders	8
10.5	Record Date for Notice	9
10.6	Record Date for Voting	9
10.7	Failure to Give Notice and Waiver of Notice	9
10.8	Notice of Special Business at Meetings of Shareholders	9
10.9	Notice of Dissent Rights	10

ARTICLE 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		10

11.1	Special Business	10
11.2	Special Majority	10
11.3	Quorum	10
11.4	One Shareholder May Constitute Quorum	11
11.5	Persons Entitled to Attend Meeting	11
11.6	Requirement of Quorum	11
11.7	Lack of Quorum	11
11.8	Lack of Quorum at Succeeding Meeting	11
11.9	Chair	11
11.10	Selection of Alternate Chair	12
11.11	Adjournments	12
11.12	Notice of Adjourned Meeting	12
11.13	Decisions by Show of Hands or Poll	12
11.14	Declaration of Result	12
11.15	Motion Need Not be Seconded	12
11.16	Casting Vote	12
11.17	Manner of Taking Poll	13
11.18	Demand for Poll on Adjournment	13
11.19	Chair Must Resolve Dispute	13
11.20	Casting of Votes	13
11.21	No Demand for Poll on Election of Chair	13
11.22	Demand for Poll Not to Prevent Continuance of Meeting	13
11.23	Retention of Ballots and Proxies	13

ARTICLE 12 VOTES OF SHAREHOLDERS		14

12.1	Number of Votes by Shareholder or by Shares	14
12.2	Votes of Persons in Representative Capacity	14
12.3	Votes by Joint Holders	14

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12.4	Legal Personal Representatives as Joint Shareholders	14
12.5	Representative of a Corporate Shareholder	14
12.6	Proxy Provisions Do Not Apply to All Companies	15
12.7	Appointment of Proxy Holders	15
12.8	Alternate Proxy Holders	15
12.9	When Proxy Holder Need Not Be Shareholder	15
12.10	Deposit of Proxy	16
12.11	Validity of Proxy Vote	16
12.12	Form of Proxy	16
12.13	Revocation of Proxy	17
12.14	Revocation of Proxy Must Be Signed	17
12.15	Production of Evidence of Authority to Vote	17

ARTICLE 13 DIRECTORS		17

13.1	First Directors; Number of Directors	17
13.2	Change in Number of Directors	18
13.3	Directors’ Acts Valid Despite Vacancy	18
13.4	Qualifications of Directors	18
13.5	Remuneration of Directors	18
13.6	Reimbursement of Expenses of Directors	18
13.7	Special Remuneration for Directors	18
13.8	Gratuity, Pension or Allowance on Retirement of Director	18

ARTICLE 14 ELECTION AND REMOVAL OF DIRECTORS		19

14.1	Election at Annual General Meeting	19
14.2	Consent to be a Director	19
14.3	Failure to Elect or Appoint Directors	19
14.4	Places of Retiring Directors Not Filled	19
14.5	Directors May Fill Casual Vacancies	20
14.6	Remaining Directors’ Power to Act	20
14.7	Shareholders May Fill Vacancies	20
14.8	Additional Directors	20
14.9	Ceasing to be a Director	20
14.10	Removal of Director by Shareholders	21
14.11	Removal of Director by Directors	21

ARTICLE 15 ALTERNATE DIRECTORS		21

15.1	Appointment of Alternate Director	21
15.2	Notice of Meetings	21
15.3	Alternate for More Than One Director Attending Meetings	21
15.4	Consent Resolutions	21
15.5	Alternate Director Not an Agent	22
15.6	Revocation of Appointment of Alternate Director	22
15.7	Ceasing to be an Alternate Director	22
15.8	Remuneration and Expenses of Alternate Director	22

ARTICLE 16 POWERS AND DUTIES OF DIRECTORS		22

16.1	Powers of Management	22
16.2	Appointment of Attorney of Company	22

ARTICLE 17 INTERESTS OF DIRECTORS AND OFFICERS		23

17.1	Obligation to Account for Profits	23
17.2	Restrictions on Voting by Reason of Interest	23
17.3	Interested Director Counted in Quorum	23
17.4	Disclosure of Conflict of Interest or Property	23

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17.5	Director Holding Other Office in the Company	23
17.6	No Disqualification	23
17.7	Professional Services by Director or Officer	23
17.8	Director or Officer in Other Corporations	24

ARTICLE 18 PROCEEDINGS OF DIRECTORS		24

18.1	Meetings of Directors	24
18.2	Voting at Meetings	24
18.3	Chair of Meetings	24
18.4	Meetings by Telephone or Other Communications Medium	24
18.5	Calling of Meetings	25
18.6	Notice of Meetings	25
18.7	When Notice Not Required	25
18.8	Meeting Valid Despite Failure to Give Notice	25
18.9	Waiver of Notice of Meetings	25
18.10	Quorum	25
18.11	Validity of Acts Where Appointment Defective	26
18.12	Consent Resolutions in Writing	26

ARTICLE 19 EXECUTIVE AND OTHER COMMITTEES		26

19.1	Appointment and Powers of Executive Committee	26
19.2	Appointment and Powers of Other Committees	26
19.3	Obligations of Committees	27
19.4	Powers of Board	27
19.5	Committee Meetings	27

ARTICLE 20 OFFICERS		28

20.1	Directors May Appoint Officers	28
20.2	Functions, Duties and Powers of Officers	28
20.3	Qualifications	28
20.4	Remuneration and Terms of Appointment	28

ARTICLE 21 INDEMNIFICATION		28

21.1	Definitions	28
21.2	Mandatory Indemnification of Eligible Parties	29
21.3	Indemnification of Other Persons	29
21.4	Non-Compliance with Business Corporations Act	29
21.5	Company May Purchase Insurance	29

ARTICLE 22 DIVIDENDS		29

22.1	Payment of Dividends Subject to Special Rights	29
22.2	Declaration of Dividends	29
22.3	No Notice Required	30
22.4	Record Date	30
22.5	Manner of Paying Dividend	30
22.6	Settlement of Difficulties	30
22.7	When Dividend Payable	30
22.8	Dividends to be Paid in Accordance with Number of Shares	30
22.9	Receipt by Joint Shareholders	30
22.10	Dividend Bears No Interest	30

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22.11	Fractional Dividends	30
22.12	Payment of Dividends	31
22.13	Capitalization of Retained Earnings or Surplus	31

ARTICLE 23 ACCOUNTING RECORDS		31

23.1	Recording of Financial Affairs	31
23.2	Inspection of Accounting Records	31

ARTICLE 24 NOTICES		31

24.1	Method of Giving Notice	31
24.2	Deemed Receipt	32
24.3	Certificate of Sending	32
24.4	Notice to Joint Shareholders	32
24.5	Notice to Legal Personal Representatives and Trustees	32
24.6	Undelivered Notices	33

ARTICLE 25 SEAL		33

25.1	Who May Attest Seal	33
25.2	Sealing Copies	33
25.3	Mechanical Reproduction of Seal	33

ARTICLE 26 PROHIBITIONS		34

26.1	Application	34
26.2	Consent Required for Transfer of Shares or Designated Securities	34

ARTICLE 27 SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES		34

27.1	Voting	34
27.2	Dividends	34
27.3	Liquidation, Dissolution, and Winding-Up	34

ARTICLE 28 SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE CLASS A PREFERRED SHARES		35

28.1	Dividends	35
28.2	Issuance	35
28.3	Voting	35

ARTICLE 29 SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE CLASS B PREFERRED SHARES		35

29.1	Dividends	35
29.2	Issuance	36
29.3	Voting	36

ARTICLE 30 SPECIAL RIGHTS AND RESTRICTONS ATTACHING TO THE CLASS C PREFERRED SHARES		36

30.1	Definitions	36
30.2	Dividends and Liquidation Rights	40
30.3	Voting Rights	41
30.4	Optional Conversion	42
30.5	Waiver	47

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AMENDED AND RESTATED ARTICLES

of

ROZE AI INC.

(the “Company”)

Effective [ Date ] 2026

ARTICLE 1

INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)	“legal personal representative” means the personal or other legal representative of a shareholder;

(5)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(6)	“seal” means the seal of the Company, if any.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

ARTICLE 2

SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgement, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement

If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(1)	proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3

ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

ARTICLE 4

SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register in British Columbia. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

ARTICLE 5

SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)	a duly signed instrument of transfer in respect of the share;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(3)	if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement; and

(4)	such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

5.2	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.3	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.4	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.5	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

ARTICLE 6

TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

ARTICLE 7

PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

ARTICLE 8

BORROWING POWERS

8.1	Borrowing Powers

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2	Additional Powers

The powers conferred under this Article 8 shall be deemed to include the powers conferred on a company by Division VII of the Act Respecting the Special Powers of Legal Persons being chapter P-16 of the Revised Statutes of Quebec, and every statutory provision that may be substituted therefor or for any provision therein.

ARTICLE 9

ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by resolution of the board of directors:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by resolution of the board of directors:

(1)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3	Change of Name

The Company may by resolution of the board of directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling and Location of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders. The location of a meeting of shareholders shall be determined by the directors and may be within or outside British Columbia.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting, unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Notice of Dissent Rights

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

ARTICLE 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.3, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.8, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

ARTICLE 12

VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)	if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint an individual person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must be received:

(a)	at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Proxy Provisions Do Not Apply to All Companies

If and for so long as the Company is a public company 12.7 to 12.15 apply only insofar as they are not inconsistent with any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and insofar as they are not inconsistent with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder

If and for so long as the Company is not a public company, a person may only be appointed as a proxy holder if the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2)	unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

ROZE AI INC.

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(1)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.3 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13

DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14

ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and

(4)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re- elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15

ALTERNATE DIRECTORS

15.1	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)	will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)	has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re- appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointor revokes the appointment of the alternate director.

15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

ARTICLE 16

POWERS AND DUTIES OF DIRECTORS

16.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 17

INTERESTS OF DIRECTORS AND OFFICERS

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 18

PROCEEDINGS OF DIRECTORS

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1)	in person;

(2)	by telephone; or

(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all the directors participating in the meeting, whether in person, by telephone or by other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting, unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article may be by signed document, fax, e-mail or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 19

EXECUTIVE AND OTHER COMMITTEES

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3	Obligations of Committees

Any committee appointed under 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

19.5	Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

ARTICLE 20

OFFICERS

20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

ARTICLE 21

INDEMNIFICATION

21.1	Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

21.2	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which he or she is entitled under this Part.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

ARTICLE 22

DIVIDENDS

22.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)	determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12	Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

ARTICLE 23

ACCOUNTING RECORDS

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

ARTICLE 24

NOTICES

24.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

24.2	Deemed Receipt

A notice, statement, report or other record that is:

(1)	mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(3)	e-mailed to a person to the e-mail address provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed.

24.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.6	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

ARTICLE 25

SEAL

25.1	Who May Attest Seal

Except as provided in 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

25.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer, or the signature of any other person as may be determined by the directors.

25.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 25.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ARTICLE 26

PROHIBITIONS

26.1	Application

Article 26.2 does not apply to the Company if and for so long as it is a public company.

26.2	Consent Required for Transfer of Shares or Designated Securities

No securities of the Company other than non-convertible debt securities of the Company shall be transferred without the consent of the directors expressed by resolution and the directors shall not be required to give any reason for refusing to consent to any such transfer.

ARTICLE 27

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES

The common shares of the Company (the “Common Shares”) shall have attached thereto the following special rights and restrictions:

27.1	Voting

The registered holders of the Common Shares shall be entitled to receive notice of and to attend all general meetings of the shareholders of the Company and shall have the right to vote, either in person or by proxy, at any such meeting on the basis of one vote for each Common Share held, voting together as a single class with registered holders of the preferred shares, if any are outstanding, of the Company (the “Preferred Shares”).

27.2	Dividends

Subject to the rights of the registered holders of the Preferred Shares, the registered holders of the Common Shares shall be entitled to receive dividends, if and when declared by the Directors, out of any or all profits or surplus of the Company properly available for the payment of dividends. Subject to the rights of the Class A Preferred Shares or the Class B Preferred Shares, the Directors may at any time declare and authorize the payment of such dividends exclusively on the Common Shares.

27.3	Liquidation, Dissolution, and Winding-Up

Subject to the rights of the registered holders of the Preferred Shares, in the event of the liquidation, dissolution or winding-up or other distribution of the assets of the Company among its shareholders for the purpose of winding up the affairs of the Company, whether voluntary or involuntary, the registered holders of the Common Shares shall be entitled to share, pari passu, on a share for share basis, in the distribution of the remaining property or assets of the Company.

ARTICLE 28

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE CLASS A PREFERRED SHARES

The Class A Preferred Shares (the “Class A Preferred Shares”), shall, as a class, have attached thereto the following rights, privileges, restrictions, and conditions:

28.1	Dividends

The Class A Preferred Shares shall, as to the payment of dividends and return of capital in the event of liquidation, dissolution or winding up of the Company, rank on a parity with the Class B Preferred Shares (if any are outstanding) and rank senior to the Common Shares. The holders of the Class A Preferred Shares shall be entitled to receive, and the Company shall pay thereon, as and when declared by the Directors, subject to the insolvency provisions of applicable law, but always in preference and priority to the payment of dividends for such year on the Common Shares and any other shares of any other class ranking junior to the Class A Preferred Shares out of moneys of the Company properly applicable to the payment of dividends, non-cumulative preferential cash dividends.

28.2	Issuance

The Directors may from time to time issue Class A Preferred Shares in one or more series, each series to consist of such number of shares as shall before issuance thereof be fixed by the Directors who (subject as herein provided) shall at the same time determine the designation, rights, restrictions and conditions attaching to the Class A Preferred Shares of such series (including, without limiting the generality of the foregoing) the rate of preferential dividends, the dates of payment thereof, the redemption price and terms and conditions of redemption (if any), the conversion rights (if any, shall be limited to each Class A Preferred Share being convertible into one Common Share), the participation rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Class A Preferred Shares of such series, the whole subject to the Business Corporations Act including the amendment to the Notice of Articles to include such series.

28.3	Voting

(1)	Subject to the Business Corporations Act, the registered holders of the Class A Preferred Shares shall be entitled to receive notice of, and to attend and vote at, any meeting of the shareholders of the Company and shall have one vote per Class A Preferred Share, voting together as a single class with the Common Shares and Class B Preferred Shares (if any are then outstanding) on all matters on which shareholders are entitled to vote at such meeting;

(2)	Subject to the Business Corporations Act, the holders of the Class A Preferred Shares shall not be entitled to vote as a separate class on any matter upon which shareholders are entitled to vote (including, without limiting the generality of the foregoing) approval of a merger, acquisition, business combination, or sale of all or substantial all of the Company’s assets, or the liquidation, dissolution or winding up of the Company.

ARTICLE 29

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE CLASS B PREFERRED SHARES

The Class B Preferred Shares (the “Class B Preferred Shares”), shall, as a class, have attached thereto the following rights, privileges, restrictions, and conditions:

29.1	Dividends

The Class B Preferred Shares shall, as to the payment of dividends and return of capital in the event of liquidation, dissolution or winding up of the Company, rank on a parity with the Class A Preferred Shares and rank senior to the Common Shares.

29.2	Issuance

The Directors may from time to time issue Class B Preferred Shares in one or more series, each series to consist of such number of shares as shall before issuance thereof be fixed by the Directors who (subject as herein provided) shall at the same time determine the designation, rights, restrictions and conditions attaching to the Class B Preferred Shares of such series including, without limiting the generality of the foregoing, the rate of preferential dividends, the dates of payment thereof, the redemption price and terms and conditions of redemption (if any), the conversion rights (if any, shall be limited to each Class B Preferred Share being convertible into one Common Share), the participation rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Class B Preferred Shares of such series, the whole subject to the Business Corporations Act, including the amendment to the Notice of Articles to include such series

29.3	Voting

(1)	Subject to the Business Corporations Act, the holders of the Class B Preferred Shares (or of a series thereof) shall be entitled to receive notice of, and to attend and vote at, any meeting of the shareholders of the Company and shall have one vote per Class B Preferred Share, voting together as a single class with the Common Shares and Class A Preferred Shares, on all matters on which shareholders are entitled to vote at such meeting;

(2)	Subject to the Business Corporations Act, the holders of the Class B Preferred Shares shall not be entitled to vote as a separate class on any matter upon which shareholders are entitled to vote, including, without limiting the generality of the foregoing, approval of a merger, acquisition, business combination, or sale of all or substantial all of the Company’s assets, or the liquidation, dissolution or winding up of the Company.

30. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE CLASS C PREFERRED SHARES

The Class C Preferred Shares (the “Class C Preferred Shares”) shall have attached thereto the following rights, privileges, restrictions and conditions:

30.1 Definitions.

For the purposes of this Article 30, in addition to those terms otherwise defined herein, the following terms shall have the following meanings. Other capitalized term used in this Article 30 but not otherwise defined herein shall have the respective meanings given to such terms in the Securities Purchase Agreement, dated as of September [●], 2026, by and among the Company and the purchasers identified therein (the “Securities Purchase Agreement”), and such definitions are incorporated herein by this reference.

(1)	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the United States Securities Act of 1933, as amended.

(2)	“Bloomberg” means Bloomberg Financial Markets;

(3)	“Business Day” shall mean any day except a Saturday, Sunday, or other day on which commercial banks in the State of New York are authorized by law to close;

(4)	“Closing Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Shares are traded or, if the Common Shares are not listed for trading on a United States national or regional securities exchange on the relevant date, the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of Common Shares. The Closing Sale Price shall be determined without reference to after-hours or extended market trading;

(5)	“Conversion Price” means, as of any Conversion Date or other date of determination the lower of (i) $8.00 per Common Share (the “Fixed Price”), or (ii) 80% of the lowest Closing Sale Price during the five (5) consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Conversion Price shall be subject to adjustment from time to time as set forth in Article 30.4(3)(g);

(6)	“Deemed Liquidation Event” shall mean, unless a majority of the then outstanding Class C Preferred Shares elect otherwise by written consent to the Company delivered at least seven (7) days prior to the effective date of such event: (a) any reorganization, merger, amalgamation, arrangement or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total outstanding voting securities of the Company or such other surviving or resulting entity, or (b) a Sale of Assets;

(7)	“dollar” or “$” shall mean United States dollars;

(8)	“Floor Price” solely with respect to the Variable Price, shall initially mean $4.00 per share; the Floor Price shall be subject to adjustment as follows:

(a)	On the 30th calendar day after the earlier of the Initial Issuance Date or the Registration Date (the “30 Day Adjustment Date”), if the average Closing Sale Price for the five trading days immediately preceding the 30 Day Adjustment Date is less than $4.00, then the Floor Price shall automatically adjust downward to $3.00. Should no adjustment be made to the Floor Price on the 30 Day Adjustment Date, if at any time during the following calendar month the VWAP of the Common Shares for each Trading Day during a period of five (5) consecutive Trading Days is less than $4.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), then the Floor Price shall automatically adjust downward to $3.00.

(b)	On the 60th calendar day after the earlier of the Initial Issuance Date or the Registration Date (the “60 Day Adjustment Date”). if the average Closing Sale Price for the five trading days immediately preceding the 60 Day Adjustment Date is less than $4.00 (if no adjustment from $4.00 was made on the 30 Day Adjustment Date or during said second calendar month) or less than $3.00 (if an adjustment was made from $4.00 to $3.00 on the 30 Day Adjustment Date or during said second calendar month), then the Floor Price shall automatically adjust downward to $3.00 and $2.00, respectively. Should no adjustment be made to the Floor Price on the 60 Day Adjustment Date, if at any time during the following calendar month the VWAP of the Common Shares for each Trading Day during a period of five (5) consecutive Trading Days is less than $4.00 (if no adjustment from $4.00 was made on the 30 Day Adjustment Date or during said second calendar month) or less than $3.00 (if an adjustment was made from $4.00 to $3.00 on the 30 Day Adjustment Date or during said second calendar month), then the Floor Price shall automatically adjust downward to $3.00 and $2.00, respectively.

(c)	On the 90th calendar day after the earlier of the Initial Issuance Date or the Registration Date (the “90 Day Adjustment Date”), if the average Closing Sale Price for the five trading days immediately preceding the 90 Day Adjustment Date is less than $4.00 (if no adjustment from $4.00 to $3.00 was made on the 60 Day Adjustment Date or during said third calendar month) or less than $3.00 (if an adjustment was made from $4.00 to $3.00 on the 60 Day Adjustment Date or during said third calendar month), or less than $2.00 (if an adjustment was made from $3.00 to $2.00 on the 60 Day Adjustment Date or during said third calendar month), then the Floor Price shall automatically adjust downward to $3.00, $2.00 and $1.00, respectively. Should no adjustment be made to the Floor Price on the 90 Day Adjustment Date, if at any time during the following calendar month the VWAP of the Common Shares for each Trading Day during a period of five (5) consecutive Trading Days is less than $4.00 (if no adjustment from $4.00 to $3.00 was made on the 60 Day Adjustment Date or during said third calendar month), or less than $3.00 (if an adjustment was made from $4.00 to $3.00 on the 60 Day Adjustment Date or during said third calendar month), or less than $2.00 (if an adjustment was made from $3.00 to $2.00 on the 60 Day Adjustment Date or during said third calendar month), then the Floor Price shall automatically adjust downward to $3.00, $2.00 and $1.00, respectively.

(d)	On the 120th calendar day after the earlier of the Initial Issuance Date or the Registration Date, the Floor Price shall automatically adjust downward to $1.00.

(e)	Notwithstanding the foregoing, if the Common Shares are delisted from the Principal Market for any reason, the Floor Price shall automatically and permanently be eliminated in its entirety, effective as of the date of such delisting, and the Variable Price shall thereafter be determined without regard to any Floor Price.

(f)	Notwithstanding the foregoing, if the Company issues or sells any Common Shares or Convertible Securities (as defined in Article 30.4(3)(g)(ii)) at an effective price per share (as determined in accordance with Article 30.4(3)(g)(ii)) below the Floor Price then in effect, other than pursuant to an Exempt Issuance, the Floor Price shall automatically reset downward to such lower effective price per share, effective as of the date of such issuance or sale.

(9)	“Holder” shall mean a holder of record of an outstanding Class C Preferred Share;

(10)	“Initial Issuance Date” shall mean the date of first issuance of shares of Class C Preferred Shares;

(11)	“Junior Stock” shall mean the Common Shares and each other class shares of the Company the terms of which do not expressly provide that such class ranks senior to or on parity with the Class C Preferred Shares upon the liquidation, winding-up, or dissolution of the Company;

(12)	“Parity Stock” shall mean each class of shares in the capital of the Company the terms of which expressly provide that such class will rank on parity with the Class C Preferred Shares upon the liquidation, winding-up, or dissolution of the Company. As of the date of adoption of this Article 30 there are no shares of Parity Stock issued and outstanding;

(13)	“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock corporation, trust, limited liability corporation, unlimited liability company, unincorporated organization, or government or any agency or political subdivision thereof;

(14)	“Principal Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges;

(15)	“Registration Date” shall mean that date upon which all common shares underlying the Class C Preferred Shares are registered for resale pursuant to an effective registration statement with the Securities and Exchange Commission.

(16)	“Requisite Holder Approval” shall mean a special resolution (as defined in the Business Corporations Act) of the Holders, voting together as a single class on an as-converted basis;

(17)	“Sale of Assets” shall mean the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company;

(18)	“Senior Stock” shall mean each class of shares in the capital of the Company the terms of which expressly provide that such class or series will rank senior to the Class C Preferred Shares upon the liquidation, winding-up, or dissolution of the Company. As of the date of adoption of this Article 30 there are no shares of Senior Stock issued and outstanding;

(19)	“Stated Value” shall mean $10.00 per share;

(20)	“Trading Day” shall mean a day during which trading in the Common Shares generally occurs on the Nasdaq Capital Market or, if the Common Shares is not listed on the Nasdaq Capital Market, on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading. If the Common Shares are not so listed or traded, Trading Day means a Business Day; and

(21)	“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market on which the Common Shares are then listed, as reported by Bloomberg (based on a Trading Day from 9:30 a.m. to 4:00 p.m., New York City time), or, if the Common Shares are not then listed on a Principal Market, the volume weighted average price of the Common Shares for such Trading Day as reported by OTC Markets Group Inc. or a similar organization.

(22)	“Event of Default” has the meaning set forth in Article 30.6;

(23)	“Stated Value for Conversion” means, with respect to each Class C Preferred Share, (a) prior to the occurrence of an Event of Default, the Stated Value, plus any amounts added thereto pursuant to Article 30.2(1) or Article 30.4(3)(c) that remain unpaid as of the applicable Conversion Date and (b) from and after the occurrence of an Event of Default (whether or not such Event of Default is continuing on the applicable Conversion Date), an amount equal to 1.5 multiplied by the sum of: (i) $10.00, plus (ii) all accrued and unpaid dividends on such Class C Preferred Share (whether payable in cash or in kind) through the applicable Conversion Date, plus (iii) any other amounts owed to the Holder of such Class C Preferred Share under this Article 30 or any other Transaction Document, including any unpaid liquidated damages, that remain unpaid as of the applicable Conversion Date.

30.2 Dividends and Liquidation Rights.

(1)	Dividends. The holders of Class C Preferred Shares shall be entitled to receive, when, as and if declared by the board of directors, out of funds of the Company legally available therefor, on any Class C Preferred Shares that have not been converted pursuant to Article 30.4, monthly dividends, at the rate of ninety six cents ($0.96) per share per annum, or 12% per annum of the Fixed Price of eight dollars ($8.00) per share, on the Class C Preferred Shares, which dividends shall be cumulative, shall accrue on a daily basis without interest from the date of issuance, and shall be payable in cash or in kind, at the Company’s option, monthly in arrears on the first Business Day of each month (each a “Class C Payment Date”), commencing six months after the date that the Common Shares commences trading on the Principal Market (except that if any such date is not a Business Day, then such dividend shall be payable on the next succeeding day that is a Business Day) to the holders of record as they appear on the stock transfer books of the Company on such record dates as are fixed by the board of directors not more than 20 nor less than 10 days preceding the Class C Payment Dates for such dividends. The accumulation and accrual of dividends on the Class C Preferred Shares shall occur regardless of whether or not the Company shall have funds legally available for the payment of dividends. The amount of dividends payable per Class C Preferred Share for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360 day year consisting of twelve 30-day months. On each Class C Payment Date the Company may pay, at its option and in its sole discretion, in lieu of the payment of dividends in cash on the Class C Preferred Shares, dividends on all outstanding Class C Preferred Shares in whole, or in part, by adding the amount of such dividends to, and thereafter treating such amount as owed for purposes of, the Stated Value for Conversion of the Class C Preferred Shares held by each Holder entitled to such dividend payment. The addition of such amount to the Stated Value for Conversion of a Holder’s Class C Preferred Shares shall constitute “payment” of the related dividend for all purposes of this Article 30.

(2)	Preferential Payments to Holders of Class C Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, following any payment of preferential amounts required to be paid to the holders of any Senior Stock, the Holders shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (a) the Stated Value for Conversion; or (b) such amount per share as would have been payable had all shares of Class C Preferred Shares been converted into Common Shares pursuant hereto immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the Holders and the holders all other classes of Parity Stock the full amount to which they shall be entitled, the Holders of Class C Preferred Shares and holders of all other Parity Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(3)	Payments to Holders of Junior Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Senior Stock (if any), Class C Preferred Shares and Parity Stock, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of Junior Stock and in such order of priority as may be required if some holders of Junior Stock have priority over others.

(4)	Effecting a Deemed Liquidation Event. The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction (the “DLE Agreement”) provides that the consideration payable to the shareholders of the Company shall be allocated among the shareholders in accordance with Articles 30.2(2) and 30.2(3).

(5)	Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of shares of the Company upon any Deemed Liquidation Event shall be the cash or the fair market value of the property, rights, or securities paid or distributed to such holders by the Company or the acquiring Person. The fair market value of such property, rights, or securities shall be determined in good faith by the board of directors.

(6)	Allocation of Escrow. In the event of a Deemed Liquidation Event other than a Sale of Assets, if any portion of the consideration payable to the shareholders of the Company is placed into escrow and/or is payable to the shareholders of the Company subject to contingencies, the DLE Agreement shall provide that: (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of shares of the Company in accordance with Articles 30.2(2) and 30.2(3) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any additional consideration which becomes payable to the shareholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of shares of the Company in accordance with Articles 30.2(2) and 30.2(3) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

30.3 Voting Rights.

(1)	General. Holders shall not have any voting rights with respect to any Class C Preferred Shares held by such Holder except as specifically set forth in this Article 30.3 or as required by applicable law. With respect to any matter on which any Holder shall be entitled to vote pursuant to this Article 30.3 such Holder shall be entitled to cast one (1) vote in respect of each Class C Preferred Share held by such Holder.

(2)	Class C Preferred Shares Protective Provisions. At any time when Class C Preferred Shares are outstanding, the Company shall not, either directly or indirectly by amendment, amalgamation, arrangement, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law) Requisite Holder Approval and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)	amend, alter, or repeal any provision of these Articles, whether by amendment, amalgamation, arrangement, merger, consolidation, recapitalization, reclassification, or otherwise, in a manner adverse to the rights, privileges, restrictions and conditions of the Class C Preferred Shares set out in these Articles; provided that an amendment to these Articles to create a new class or series of Junior Stock shall not be deemed an adverse change; or

(b)	notwithstanding the ability of the board of directors pursuant to Article 9.1(2), increase the authorized number of shares of Class C Preferred Shares.

30.4 Optional Conversion.

The Holders shall have conversion rights as follows (the “Conversion Rights”):

(1)	Right to Convert. Each Class C Preferred Share shall be convertible, at the option of the Holder thereof, at any time and from time to time, and without the payment of additional consideration by the Holder thereof, into such number of fully paid and non-assessable Common Shares as is determined by dividing the Stated Value for Conversion by the Conversion Price in effect at the Conversion Time. The Conversion Price shall be subject to adjustment as provided below in this Article 30.4.

(2)	Fractional Shares. No fractional Common Shares shall be issued upon conversion of the Class C Preferred Shares. In lieu of any fractional shares to which the Holder would otherwise be entitled, the number of shares of Common Shares to be issued upon conversion of the Class C Preferred Shares shall be rounded to the nearest whole share.

(3)	Mechanics of Conversion.

(a)	Notice of Conversion. In order for a Holder to voluntarily convert Class C Preferred Shares into Common Shares, such Holder shall (a) provide written notice (the “Conversion Notice”) to the Company that such Holder elects to convert all or any number of such Holder’s Class C Preferred Shares and (b), if such Holder’s shares are certificated, surrender the certificate or certificates for such shares of Class C Preferred Shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate). Such Conversion Notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the Common Shares to be issued. If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the Company of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (such time, the “Conversion Time”, and such date, the “Conversion Date”), and the Common Shares issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date.

(b)	On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates or the book-entry position of the Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, instruct such transfer agent to credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If any certificates are physically surrendered for conversion and there remain Class C Preferred Shares outstanding further to such certificates after such conversion, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of such certificates at its own expense, issue and deliver to the holder a new certificate representing the Class C Preferred Shares not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of such Class C Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.

(c)	The Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Shares to which the Holder is entitled upon such Holder’s conversion (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Shares to which the Holder is entitled with respect to such Conversion Notice and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares multiplied by (B) the Closing Sale Price on the Conversion Date. In addition to the foregoing remedies, if the Company fails, for any reason or for no reason, to deliver to the Holder the Common Shares to which the Holder is entitled by the applicable Share Delivery Date (a “Delivery Failure”), then, in addition to all other remedies available to the Holder, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each US$1,000 of Common Shares (based on the applicable Conversion Price) subject to such Delivery Failure, the sum of (1) $20 per Trading Day (increasing to $35 per Trading Day on the fifth (5th) Trading Day after such Delivery Failure and on each Trading Day thereafter) until such Common Shares are delivered or the Holder rescinds the applicable conversion, and (2) the product of (x) the number of such Common Shares and (y) the difference between the highest trade price and the lowest trade price of the Common Shares on the Principal Market during the period beginning on the applicable Conversion Date and ending on the date on which such Common Shares are delivered or the Holder rescinds the applicable conversion. If any amount payable under this Article 30.4(3)(c) is not paid within the time period required above, such unpaid amount shall be added to, and thereafter treated as an amount owed for purposes of, the Stated Value for Conversion of the Class C Preferred Shares held by such Holder.

(d)	Effect of Conversion. All Class C Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Common Shares in exchange therefor. All Class C Preferred Shares so converted shall be retired and cancelled and the board of directors shall by resolution pursuant to Article 9.1(2) (and without the need for shareholder approval) amend the Company’s Notice of Articles and take all such other action as may be necessary to permanently reduce the number of authorized Class C Preferred Shares accordingly.

(e)	No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Class C Preferred Shares surrendered for conversion or on the Common Shares delivered upon conversion; provided, however, that all accrued and unpaid dividends on the Class C Preferred Shares being converted through and including the Conversion Date shall remain due and payable to the Holder and shall not be forfeited, extinguished or otherwise affected by such conversion.

(f)	Taxes. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Shares upon conversion of shares of Class C Preferred Shares pursuant to this Article 30.4(3)(f). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Shares in a name other than that in which the shares of Class C Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(g)	Adjustments. The Floor Price and the Conversion Price will be subject to adjustment, without duplication, under the following circumstances, except that the Company shall not make any adjustment to the Conversion Price in respect of any dividend or distribution covered by this Article 30.4(3)(g) to the extent a Holder participates in such dividend or distribution equally and ratably on an as-converted basis for the Class C Preferred Shares held by such Holder:

(i)	In case the Company at any time: (i) pays a stock dividend or otherwise makes a distribution or distributions that is payable in Common Shares on Common Shares, (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines or consolidates (including by way of a reverse stock split) outstanding shares of Common Shares into a smaller number of shares, or (iv) issues, in the event of a reclassification of Common Shares, any shares of capital stock of the Company, then (a) the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event and (b) the Company and the Holders shall negotiate in good faith with respect to an adjustment to the Floor Price, subject to applicable rules and regulations of the Nasdaq Stock Market. Any adjustment made pursuant to this Article 30.4(3)(g)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re- classification.

(ii)	If the Company, at any time while shares of Class C Preferred Shares are outstanding, issues or sells any Common Shares or securities convertible into Common Shares (“Convertible Securities”) (other than shares issued or sold by the Company in connection with any Exempt Issuance (as defined in the securities purchase agreement, dated as of September [●], 2026 between the Company and the purchasers identified therein), for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities (other than shares issued or sold by the Company in connection with any Exempt Issuance) and the lowest price per share for which one Common Share is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Share upon conversion or exchange, or exercise of such Convertible Securities.

(h)	No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as a result of the issuance or deemed issuance of Common Shares if the Company receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as a result of the issuance or deemed issuance of such Common Shares.

(i)	Beneficial Ownership Limitation. The Company shall not effect any conversion of the Class C Preferred Shares, and a Holder shall not have the right to convert any portion of the Class C Preferred Shares, to the extent that, after giving effect to the conversion set forth on the applicable notice of conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Holder and its Affiliates shall include the number of Common Shares issuable upon conversion of the Class C Preferred Shares with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (i) conversion of the remaining, unconverted shares of Class C Preferred Shares beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Class C Preferred Shares) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Article 30.4(3)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Article 30.4(3)(i) applies, the determination of whether Class C Preferred Shares are convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many Class C Preferred Shares are convertible shall be in the sole discretion of such Holder, and the submission of a notice of conversion shall be deemed to be such Holder’s determination of whether such Class C Preferred Shares may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many Class C Preferred Shares are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such notice of conversion has not violated the restrictions set forth in this Article paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Article 30.4(3)(i), in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the United States Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to such Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Class C Preferred Shares, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of Class C Preferred Shares held by the applicable Holder. A Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Article 30.4(3)(i) applicable to its Class C Preferred Shares, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of this Class C Preferred Shares held by the Holder and the provisions of this Article 30.4(3)(i) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The provisions of this Article 30.4(3)(i) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Article 30.4(3)(i) to correct this Article 30.4(3)(i) (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(4)	Adjustment for Merger or Reorganization, etc. Subject to the provisions of Article 30.3(2), if there shall occur any reorganization, recapitalization, reclassification, consolidation, merger, amalgamation or arrangement involving the Company in which the Common Shares (but not the Class C Preferred Shares) are converted into or exchanged for securities, cash or other property, or a Sale of Assets, then, following any such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, arrangement or Sale of Assets, each Class C Preferred Share shall thereafter be convertible in lieu of the Common Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Shares of the Company issuable upon conversion of one (1) Class C Preferred Shares immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger or Sale of Assets would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the board of directors) shall be made in the application of the provisions in this Article 30.4 with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth in this Article 30.4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class C Preferred Shares. To the extent necessary to effectuate the foregoing provisions, the constating documents of any successor to the Company or surviving entity in such transaction shall include and provide for the same terms and conditions and issue to the Holders new securities of its authorized capital consistent with the foregoing provisions.

(5)	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article 30.4 the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Class C Preferred Shares are convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any Holder (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such Holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of Common Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Class C Preferred Shares.

(6)	Notice of Record Date.

In the event:

(a)	the Company shall take a record of the holders of its Common Shares (or other securities at the time issuable upon conversion of the Class C Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(b)	of any capital reorganization of the Company, any reclassification of the Common Shares of the Company, or any Deemed Liquidation Event; or

(c)	of the voluntary or involuntary dissolution, liquidation, or winding-up of the Company; then, and in each such case, the Company will send or cause to be sent to the Holders a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other securities at the time issuable upon the conversion of the Class C Preferred Shares) shall be entitled to exchange their Common Shares (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Class C Preferred Shares and the Common Shares. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

30.5 Waiver.

Notwithstanding the requirement for approval by the board of directors contemplated by Article 9.2(2) and except as otherwise set forth herein, any of the rights, powers, preferences, and other terms of the Class C Preferred Shares set forth herein may be waived by an amendment to the Articles approved by Requisite Holder Approval.

30.6 Events of Default.

(1)	Each of the following shall constitute an “Event of Default” under this Article 30, in each case without any requirement of notice to, or declaration by, the Company, any Holder, or any other Person, it being the intent of the parties that each Event of Default described below, and the consequences set forth in Article 30.6(2), shall occur and apply automatically and immediately upon the occurrence of the event or circumstance described, and not upon any notice or declaration thereof:

(a)	the Company fails to file, or to cause to be declared effective, any Resale Registration Statement required to be filed pursuant to the Registration Rights Agreement within the time periods required thereunder;

(b)	the Company fails to pay any amount owed to a Holder under this Article 30 or any other Transaction Document when due, whether as liquidated damages, upon redemption, or otherwise;

(c)	the Common Shares are delisted from, or trading in the Common Shares is suspended for more than one (1) Trading Day on, the Principal Market;

(d)	the Company fails to deliver Common Shares to a Holder upon conversion of Class C Preferred Shares within the time period required under Article 30.4(3)(b);

(e)	the Company breaches, or fails to observe or perform, any other covenant, condition, or agreement contained in this Article 30 or any other Transaction Document, and, only in the case of a breach capable of cure, such breach continues uncured for five (5) Business Days after notice thereof to the Company;

(f)	the Company fails to have reserved, out of its authorized and unissued Common Shares, the number of Common Shares required to be reserved for issuance upon conversion of the Class C Preferred Shares, in each case under the Transaction Documents;

(g)	any representation or warranty made by the Company in any Transaction Document was false or incorrect in any material respect when made, or is breached in any material respect;

(h)	the Company fails to remove any restrictive legend from any Common Shares issued upon conversion of the Class C Preferred Shares when required to do so under the Transaction Documents;

(i)	the Company amends, revokes, or issues any instruction to the Transfer Agent that is inconsistent with the Transfer Agent Instruction Letter, or otherwise fails to maintain the Transfer Agent Instruction Letter in full force and effect, in each case without the prior written consent of the Requisite Holders;

(j)	the Company or any of its officers or directors, in any pleading, notice, public filing or public statement, challenges or asserts the invalidity or unenforceability of this Article 30 or any other Transaction Document, or asserts that the transactions contemplated hereby or thereby were not duly authorized;

(k)	the Common Shares issuable upon conversion of the Class C Preferred Shares become subject to a “chill,” “freeze,” or similar restriction imposed by the Depository Trust Company on the deposit, electronic transfer, or clearing of such Common Shares;

(l)	(i) the Company commences a voluntary case, or consents to the entry of an order for relief against it in an involuntary case, under any applicable bankruptcy, insolvency, reorganization, or other similar law, or consents to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar official of the Company or of any substantial part of its property, or makes a general assignment for the benefit of its creditors; or (ii) a court of competent jurisdiction enters a decree or order for relief in respect of the Company in an involuntary case under any such law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order remains unstayed and in effect for a period of sixty (60) consecutive days.

(2)	Upon the occurrence of an Event of Default, (a) the Stated Value for Conversion of each Class C Preferred Share held by each Holder shall automatically, and without any further action by the Company or any Holder, be increased as set forth in the definition of “Stated Value for Conversion,” and (b) each Holder shall have all other rights and remedies available to it at law or in equity, in each case in addition to, and not in lieu of, any other rights and remedies of the Holder under this Article 30 or any other Transaction Document.